UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 1, 2009

(Date of earliest event reported)

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-14036 (Commission File Number)	43-1581814 (I.R.S. Employer Identification Number)

333 West 11th Street

Kansas City, Missouri 64105

(Address of principal executive offices, including zip code)

(816) 435-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2009, DST Systems, Inc. (the "Company") announced that the Company has entered into separate privately negotiated exchange agreements under which it will exchange $190.4 million in aggregate principal of the Company’s outstanding 4.125% Series A Convertible Senior Debentures due 2023 (“Existing Debentures”) for $190.4 million in aggregate principal of new 4.125% Series C Convertible Senior Debentures due 2023 ("New Debentures").

The New Debentures will be issued under an indenture between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the "New Debentures Indenture").

The Company offered the New Debentures to the holders of the Existing Debentures in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Shares of the Company’s common stock, into which the New Debentures are convertible, have been reserved for issuance by the Company and will be listed on the New York Stock Exchange.

The New Debentures will bear regular cash interest on the original principal amount of each debenture at a rate of 4.125% per year on the New Debentures, payable semiannually in arrears on February 15, 2010. Beginning on August 15, 2010, the Company will not pay regular cash interest on the debentures prior to maturity. Instead, the original principal amount of each debenture will increase at a rate of 4.125% per year, computed from August 15, 2010, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months. On the maturity date of the debentures, a holder will receive, for each $1,000 original principal amount of debentures, $1,700.28 for the New Debentures.

Beginning on August 20, 2015, the Company will pay additional contingent interest on the New Debentures if the average trading price of the New Debentures is above a specified level during a specified period. For the period from August 20, 2010 to February 14, 2011, and thereafter for any six-month interest period from February 15 to August 14 or August 15 to February 14, the Company will pay contingent interest for such period if the average trading price of the New Debentures for the applicable five trading-day reference period equals or exceeds 120% of the accreted principal amount of the New Debentures. The Company will pay contingent interest on the interest payment date immediately following the applicable six-month interest period. The amount of contingent interest payable per New Debenture in respect of any six-month interest period will be equal to 0.19% of the average trading price of a New Debenture for the applicable five trading-day reference period. The "five trading-day reference period" means the five trading days ending on the second trading day immediately preceding the relevant six-month interest period.

The New Debentures are convertible under certain circumstances by holders into shares of our common stock per $1,000 original principal amount of debentures at an initial conversion rate of 20.3732 shares (subject to adjustment in certain events). This is equivalent to an initial conversion price of $49.08 per share for the New Debentures. The New Debentures are convertible under any of the following circumstances: (1) the closing price of the Company's common stock reaches a specified threshold, (2) the trading price per New Debenture falls below a specified threshold, (3) if the Company calls the New Debentures for redemption or (4) upon the occurrence of specified corporate transactions, each as described in the New Debentures Indenture. Upon conversion, the Company will have the right to deliver, in lieu of common stock, cash or any combination of cash and common stock.

Holders may convert their New Debentures into shares of the Company's common stock under any of the following circumstances:

o

During any calendar quarter after December 31, 2009 (and only during such calendar quarter) if the last reported sale price of the Company's common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter, is greater than or equal to 120% of the applicable conversion price, or

o

Subject to certain exceptions, during the five business day period after any five consecutive trading-day period in which the trading price per $1,000 original principal amount of New Debentures for each day of that period was less than 95% of the product of the last reported sale price of the Company's common stock and the conversion rate on each such date, or

o	If the New Debentures have been called for redemption, or
o	Upon the occurrence of specified corporate transactions, as described in the New Debentures Indenture.

The New Debentures will mature on August 15, 2023. The Company may redeem some or all of the New Debentures at any time on or after August 15, 2013 in cash at the redemption price described below. As described above, Holders will have the right to convert their New Debentures if the New Debentures have been called for redemption, and upon conversion, the Company will have the right to deliver, in lieu of common stock, cash or any combination of cash and common stock. Holders will have the right to require the Company to purchase the New Debentures at the purchase price described below on August 15, 2014, August 15, 2015 and August 15, 2020, or upon a fundamental change, as described in the New Debentures Indenture. For purchases on August 15, 2014, the Company will pay the purchase price in cash. Thereafter, and upon any fundamental change, the Company can pay the purchase price at its option in cash, common stock or any combination of cash and common stock. The redemption or purchase price shall be a price equal to the accreted principal amount of the New Debentures to be redeemed or purchased plus any accrued and unpaid cash interest, including contingent interest, if any, to the redemption or purchase date.

The New Debentures will be unsecured and will rank equally with all of the Company's other existing and future unsecured and unsubordinated indebtedness.

The foregoing description of the New Debentures Indenture and the New Debentures is qualified in its entirety by reference to the form of the New Debentures Indenture and the form of the New Debenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Indenture to be entered between DST Systems, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee

4.2	Form of 4.125% Series C Convertible Senior Debenture (included in Exhibit 4.1)

10.1	Form of Exchange Agreement

99.1	Press release of DST Systems, Inc. dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST Systems, Inc.
By:	/s/ Randall D. Young
Randall D. Young
Vice President, General Counsel and Secretary

Date: October 1, 2009

4